UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2007
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25890	22-2769024
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500
Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective November 16, 2007, CBIZ, Inc. (the “Company”) entered into an amendment (“the Amendment”) to the Credit Agreement dated as of February 13, 2006 (the “Credit Agreement”), by and among the Company, Bank of America, N.A., as administrative agent (the “Agent”), and the other participating banks.
The Amendment serves to extend the maturity date by an additional year and nine months to expire on November 16, 2012 and to lower borrowing costs by reducing the margin charged on the base rate and Eurodollar loans and reducing the commitment fee charged on the unused portion of the credit facility. CBIZ maintains the option to increase the commitment from $100 million to $150 million at any time to fund working capital or strategic initiatives, including acquisitions and share repurchases.
A copy of the Amendment is filed herewith as Exhibit 10.1, and a copy of the press release announcing the Amendment is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment No. 3 to Credit Agreement, dated as of November 16, 2007, by and among CBIZ, Inc., the several financial institutions from time to time party to the Credit Agreement and Bank of America, N.A., as administrative agent.

99.1	Press Release of CBIZ, Inc. dated November 20, 2007 announcing Amendment No. 3 to the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2007	CBIZ, INC.

	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer

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